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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 AUGUST 6, 2001



                               GENZYME CORPORATION

             (Exact name of registrant as specified in its charter)


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

        MASSACHUSETTS                      0-14680                        06-1047163
(State or other jurisdiction of     (Commission file number)     (IRS employer identification
incorporation or organization)                                              number)
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               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500



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ITEM 5.  OTHER EVENTS.

         On August 6, 2001, Genzyme and Novazyme Pharmaceuticals, Inc. ("Novazyme"), a privately held Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through a merger of Rodeo Merger Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Genzyme, with and into Novazyme (the "Merger"). As a result of the Merger, Novazyme will become a wholly-owned subsidiary of Genzyme. The acquisition is expected to close in the third quarter of 2001.

         Under the terms of the Merger Agreement, Genzyme will acquire Novazyme for $137.5 million, payable in shares of Genzyme General Division common stock, $0.01 par value per share ("Genzyme General Stock"), with Novazyme stockholders being eligible to receive two subsequent payments totaling $87.5 million, payable in shares of Genzyme General Stock, such subsequent payments being contingent on U.S. marketing approval for the first two products employing certain Novazyme technology (the "Merger Consideration"). In addition, each outstanding option and warrant to purchase Novazyme common stock and each outstanding right to purchase Novazyme preferred stock will be converted into an option, warrant or right to purchase a number of shares of Genzyme General Stock based on the number of shares of Genzyme General Stock exchanged for Novazyme common stock as Merger Consideration, with the associated exercise price being adjusted accordingly.

         Consummation of the Merger is subject to the adoption of the Merger Agreement by the Novazyme stockholders, the amendment and restatement of Novazyme's Certificate of Designation (the "Amendment") to provide for the automatic conversion of each outstanding share of Novazyme preferred stock at the effective time of the Merger into shares of Novazyme common stock, the effectiveness of a registration statement registering for resale the shares of Genzyme General Stock issued to Novazyme stockholders in the Merger, and certain other customary closing conditions. As a condition to Genzyme's willingness to enter into the Merger Agreement, several Novazyme stockholders executed a stockholders voting agreement (the "Voting Agreement"), agreeing to vote an aggregate of approximately 74% of the outstanding shares of Novazyme common stock in favor of adoption of the Merger Agreement and approximately 89% of the outstanding shares of Novazyme preferred stock in favor of adoption of the Merger Agreement and the Amendment.

         The preceding descriptions of the Merger Agreement and the Voting Agreement are qualified in their entirety by reference to the copies of such agreements included as exhibits hereto which are incorporated by reference herein.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS:

EXHIBIT
  NO.         DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of August 6, 2001, among Genzyme Corporation, Rodeo Merger Corp. and Novazyme Pharmaceuticals, Inc. Filed herewith.

99.1          Form of Stockholders Voting Agreement, dated as of August 6, 2001.
              Filed herewith.



                                       3
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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENZYME CORPORATION


Dated:  August 21, 2001                     By:  /s/ Michael S. Wyzga
                                                 ------------------------------
                                                 Michael S. Wyzga
                                                 Senior Vice President, Finance
                                                 and Chief Financial Officer




                                       4
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                                  EXHIBIT INDEX

EXHIBIT
  NO.         DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of August 6, 2001, among Genzyme Corporation, Rodeo Merger Corp. and Novazyme Pharmaceuticals, Inc. Filed herewith.

99.1          Form of Stockholders Voting Agreement, dated as of August 6, 2001.
              Filed herewith.